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                                                                   EXHIBIT 10.53

                                 FIFTH AMENDMENT
                           TO THE SPHERION CORPORATION
                           DEFERRED COMPENSATION PLAN

         THIS AMENDMENT to the Spherion Corporation Deferred Compensation Plan (the "Plan") is made on this 1st day of January, 2001, by Spherion Corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, Article IX of the Plan provides that the Company has the right to amend the Plan at any time; and

         WHEREAS, the Company desires to amend the Plan as provided herein;

         NOW, THEREFORE, effective as of January 1, 2001, the Plan hereby is amended as follows:

         1.       By adding the following Section 3.3B to the Plan:

                  3.3B     ADDITIONAL EMPLOYER CONTRIBUTIONS.

                           For any Plan Year, the Administrative Committee may provide that additional employer contributions will be credited to the accounts of individual participants or groups of participants. Such contributions may be additional Matching Contributions or any other type of contribution designated by the Administrative Committee. The Administrative Committee, in its sole discretion, shall determine the criteria for eligibility to receive such contributions and the basis on which such contributions are to be allocated. Such additional employer contributions shall be subject to such terms and conditions (such as a separate vesting schedule) as may be determined by the Administrative Committee.

         2.       By amending Section 4.2(e) to read as follows:

                  (ii) RESTRICTIONS ON INVESTMENTS. That portion of a Participant's Account attributable to Matching Contributions shall automatically be deemed invested in the Deferred Company Stock Fund Account, and Participants shall not be entitled to direct the investment of such contributions.

         3.       By adding the following subsection 5.4(c) to the Plan:

                  (c) SCHEDULED WITHDRAWALS. A Participant may elect to receive an in-service distribution of up to 100% of his vested Account from the Plan as of any date by making an election at least 1 year before such date. Any such distribution

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                           may be made in a lump-sum or annual installments as
                           described in Section 5.2, as elected by the Participant. A Participant may make only 5 such in-service withdrawals from the Plan during his employment with the Controlled Group and only 1 such withdrawal in any calendar year. Any change to or revocation of such an election must be made at least 1 year before the date the distribution is scheduled to be made or commenced and, in the case of any change to the date on which distribution is to be made or commence, at least 1 year before the revised payment or commencement date. If a Participant terminates employment with the Controlled Group before the date on which any such distribution is scheduled to be made or commenced, the Participant's election to receive such a distribution shall become null and void, and the Participant's Account will be distributed in accordance with Sections 5.1 or 5.3, as applicable.

         IN WITNESS WHEREOF, this Amendment has been executed by the Company on the date first above written.

                                  SPHERION CORPORATION

                                  PLAN ADMINISTRATION COMMITTEE

                                  /s/ Roy Krause
                                  --------------
                                  /s/ Lisa G. Iglesias
                                  --------------------
                                  /s/ Shannon Allen Russo
                                  -----------------------
                                  /s/ Stan E. Anderson
                                  --------------------
                                  /s/ Wayne L'Heureux
                                  -------------------
                                  /s/ Robert Morgan
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